                                                                     EXHIBIT 21


                                                          STATE OR PLACE
NAME OF CORPORATION(1)                                    OF INCORPORATION
-------------------                                       -----------------
   A. Associates National Bank (Delaware)                 National Association
   A. Associates World Capital Corporation                Delaware
   A. Associates Corporation of North America             Delaware
        B. Associates Corporation of North America
             (A Texas Corporation)                        Texas
        B. AFC Securities Inc.                            Delaware
        B. Associates Investment Corporation              Utah
        B. Associates Insurance Group, Inc.               Delaware
        B. Associates Life Insurance Group, Inc.          Delaware
        B. Associates Financial Life Insurance Company    Tennessee
             C. Associates Insurance Company              Indiana
                  D. Commercial Guaranty Insurance
                       Company                            Delaware
             C. Associates Financial Life Insurance
                  Company of Texas                        Texas
        B. Associates National Mortgage Corporation       Delaware
        B. Associates Investment Company                  Delaware
              SUBSIDIARIES
              ------------
             C. Associates Diversified Services, Inc.     Delaware
             C. Associates Financial Services
                  Company, Inc.                           Delaware
        B. Associates Commercial Corporation              Delaware
   A. Associates Capital Corporation of Canada            Canada
   A. AIC Associates Canada Holdings Inc.                 Canada
        B. AIC                                            Japan

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        (1) The names of 149 additional direct and indirect subsidiaries in the consumer and commercial finance business are omitted pursuant to Rule 601(b)(21)(ii).